UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2009
(November 19, 2009)

NEW ORIENTAL ENERGY & CHEMICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33470	20-1917956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China	464200

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 27 853 75701

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2009, New Oriental Energy & Chemical Corp. (the “Company”) received notification from the NASDAQ Listings Qualification Department that the Company’s stockholders’ equity of $7,701,081, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, does not comply with the minimum stockholders’ equity requirement of $10,000,000 for continued listing on The NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(b)(1)(A). As a result, the Listing Qualifications Staff is reviewing the Company’s eligibility for continued listing on The NASDAQ Global Market.

The Company has until December 4, 2009 to provide to the Listing Qualifications Staff a definitive plan to achieve and sustain compliance with NASDAQ Global Market listing requirements.  If the plan is accepted, NASDAQ may grant the Company an extension of up to 105 calendar days to regain compliance.  If the Listing Qualifications Staff determines that the Company has not presented an adequate plan, the Staff will provide written notice to the Company that its common stock will be delisted from The NASDAQ Global Market. In such event, the Company may appeal the Staff’s decisions to a NASDAQ Listing Qualifications Panel. Alternatively, the Company could apply to transfer its listing from The NASDAQ Global Market to The NASDAQ Capital Market, if it meets all requirements for continued listing on that market.

The Company’s press release dated November 25, 2009 with respect to the notification from NASDAQ described above in Item 3.01 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of New Oriental Energy & Chemical Corp., dated November 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 25, 2009

NEW ORIENTAL ENERGY &CHEMICAL CORP.

By:	/s/ Donglai Li
Name: Donglai Li
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of New Oriental Energy & Chemical Corp., dated November 25, 2009.